                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement                Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             EPL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (a)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
            (b)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5) Total fee paid:
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3) Filing Party:

(4) Date Filed:
--------------------------------------------------------------------------------

                             EPL TECHNOLOGIES, INC.
                        2 INTERNATIONAL PLAZA, SUITE 245
                          PHILADELPHIA, PA 19113-1507


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

           The Annual Meeting of Shareholders (the "Annual Meeting") of EPL Technologies, Inc. (the "Company") will be held on Monday, August 24, 1998, at 9:30 A.M. (local time) at the Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania for the following purposes:

           1. to elect three directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified;
           2. to consider and act upon a proposal to approve and adopt that Company's 1998 Stock Incentive Plan;
           3. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

           The Board of Directors has fixed the close of business on July 24, 1998 as the record date for the Annual Meeting. Only holders of record at that time of the Company's Common Stock, par value $0.001 per share and Series A Preferred Stock, par value $1.00 per share, are entitled to notice of, and are entitled to vote at, the Annual Meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available, upon written demand, for inspection during normal business hours by any shareholder of the Company prior to the Annual Meeting at the Company's address shown above.

           A copy of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, a copy of its report on Form 10-Q for the quarter ended March 31, 1998, a letter from the Company's Chief Executive Officer, a Proxy Statement and a proxy accompany this notice. It is expected that these materials are first being sent to shareholders on or about August 4, 1998.

           The right to vote your stock at the Annual Meeting is an important shareholder right and should be exercised by you in person or by proxy regardless of the number of shares held. The Board of Directors sincerely hopes you will be able to be present at the Annual Meeting but requests in any event that you SIGN and DATE your proxy and mail it in the enclosed envelope promptly. The return of the enclosed proxy will not affect your right to vote in person at the Annual Meeting. The prompt return of your proxy will eliminate the need for further solicitation with its attendant expense to the Company.




Timothy B. Owen
Secretary


August 4, 1998

                             EPL TECHNOLOGIES, INC.
                        2 International Plaza, Suite 245
                             Philadelphia, PA 19113


                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                           To Be Held August 24, 1998


           This Proxy Statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of EPL Technologies, Inc. (the "Company"), to be voted at its Annual Meeting of Shareholders (the "Annual Meeting") which will be held at 9:30 A.M. (local time) on August 24, 1998 at the Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the Annual Meeting. It is expected that this Proxy Statement, the foregoing notice and the enclosed proxy are to be first mailed to shareholders entitled to vote on or about August 4, 1998. Such mailing also includes the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 ("1997"), its report on Form 10-Q for the quarter ended March 31, 1998 and a letter from the Company's Chief Executive Officer. The Annual Report and such other materials are not to be considered a part of the Company's proxy solicitation materials.


                            PURPOSE OF ANNUAL MEETING

           At the Annual Meeting, shareholders will be asked: (i) to elect three directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified; (ii) to adopt and approve the Company's new 1998 Stock Incentive Plan (the "1998 Plan") and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board recommends a vote in favor of (i.e., "FOR") the three persons nominated to serve as directors and described in this Proxy Statement and "FOR" the adoption and approval of the 1998 Plan.


                            QUORUM AND VOTING RIGHTS

           The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock, $0.001 par value per share (the "Common Stock") and the shares of Series A 10% Cumulative Convertible Preferred Stock, $1.00 par value per share (the "A Preferred Stock"), is necessary to constitute a quorum for consideration of the matters to be voted upon at the Annual Meeting.

           Only holders of record of shares of Common Stock and A Preferred Stock at the close of business on July 24, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding 11,454,370 shares of the

Company's Common Stock and 65,000 shares of A Preferred Stock. Each share of A Preferred Stock is convertible into 0.667 shares of Common Stock and holders of A Preferred Stock are entitled to one vote per share for each share of Common Stock into which such A Preferred Stock is convertible. Thus, as of the Record Date, there were a total of 11,497,703 votes entitled to be cast by holders of the Company's capital stock. The holders as of the Record Date of the Company's Common Stock and the A Preferred Stock will vote together as a class on all matters presented at the Annual Meeting. All share numbers are on a post-split basis, reflecting the 1-for-2 reverse split approved by shareholders in March 1998.


                       VOTING AND SOLICITATION OF PROXIES

           A shareholder who submits a proxy may revoke it at any time before the proxy is exercised. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or (c) submitting a duly executed proxy bearing a later date. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. When a proxy is returned properly signed, the shares represented will be voted in accordance with the instructions provided therein. Broker non-votes will not be counted as votes cast and will have no effect on the results of a vote, although they will count towards the presence of a quorum. Abstentions will have the effect of a "no" vote, and will count towards the presence of quorum. In the absence of instructions, the shares represented at the Annual Meeting by proxy will be voted "FOR" the nominees of the Board in the election of directors and "FOR" the 1998 Plan.

           The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or facsimile by officers or other regular employees of the Company who will not receive any additional compensation for such efforts. The Company will reimburse reasonable expenses incurred by record holders of Common Stock or A Preferred Stock who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy materials to any beneficial owners of such stock, upon request of such record holders.

                     VOTE REQUIRED FOR ELECTION OF DIRECTORS
                         AND APPROVAL OF OTHER PROPOSALS

           To be elected a director, a nominee for election must receive the favorable vote of a majority of the shares of Common Stock and A Preferred Stock (on an as-converted basis), voting together as a class, represented in person or by proxy at the Annual Meeting. Shareholders entitled to vote will not have cumulative voting rights. Approval of the proposal to adopt the Plan requires the favorable vote of a majority of the shares of Common Stock and A Preferred Stock (on an as-converted basis), voting together as a class, represented in person or by proxy and entitled to vote at the Annual Meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

           The Board of Directors, the size of which the Board sets from time to time at between three (3) and seven (7) members, currently consists of three (3) members: Paul L. Devine, Robert D. Mattei and A. S. Clausi. The Board proposes that the three current directors, listed below as nominees, be re-elected as directors of the Company, to hold office until the next annual meeting of shareholders and until such director's successor is duly elected and qualified. The Board may determine to increase the size of the board hereafter. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies with respect to which no contrary direction is made will be voted in favor of those who remain as candidates and may be voted for substitute nominees.

           The nominees, their ages at the Record Date and certain other information about them is set forth below:

                                                              Position(s) with
Name                                      Age                 the Company                                         Director Since
--------------------------------------------------------------------------------------------------------------------------------
Paul L. Devine                            43                  Chairman of the Board,                                   1992
                                                              President and Chief Executive Officer

Robert D. Mattei                          59                  Director                                                 1988

A. S. Clausi                              76                  Director                                                 1998


           PAUL L. DEVINE - Mr. Devine was appointed Chairman, President and Chief Executive Officer of the Company in March 1992. From 1989 to 1992, Mr. Devine was involved as a business consultant in the identification and targeting of acquisitions for various public companies. During this time, he also served as a director and chief executive officer of various companies, including three United Kingdom (U.K.) subsidiaries of Abbey Home Healthcare, Inc., a U.S. public health care group. He is a graduate of London University and holds Bachelors and Masters degrees in curriculum research. Throughout his business career, he has been intimately involved in the design and implementation of new product strategies, both in financial services and health/hygiene services.

           ROBERT D. MATTEI - Mr. Mattei is an investor and entrepreneur. Mr. Mattei has been self-employed in various aspects of the food service industry for over 20 years. As a restaurateur, Mr. Mattei has developed, operated and sold many successful operations. Mr. Mattei currently owns three restaurants and acts as an industry consultant, involved primarily in the development of restaurant concepts. Mr. Mattei has been a member of the Board of the Company since February 1988, was Secretary of the Company from February 1988 to March 1993 and is also a member of the Audit, Compensation and 1994 Stock Incentive Plan Administrative Committees of the Board of Directors.

           A. S. CLAUSI - Mr. Clausi was elected to the Board of Directors in March 1998. For more than five years, Mr. Clausi has served as a consultant and adviser to the food industry. He was Senior Vice President and Chief Research Officer of General Foods Corporation worldwide, prior to his retirement. Mr. Clausi is a past President of the Institute of Food Technologists (IFT), past Chairman of the IFT Foundation and past Chairman of the Food Safety Council. He has a chemistry degree from Brooklyn College and has done graduate work at Stevens Institute of Technology. Mr. Clausi is the holder of 13 patents, has authored chapters in food technology texts and has delivered numerous papers on various aspects of the management of food science and technology. Mr. Clausi is currently a director of Opta Food Ingredients, Inc. and also serves as a member of the Technical Advisory Board of Goodman Fielder, Ltd. He served on the Technical Advisory Board of Martek Biosciences, Inc. from 1990 to 1997. Mr. Clausi also serves as a director and a member of Technical Advisory Boards of a number of private companies as well as being a member of the Audit, Compensation and 1994 Stock Incentive Plan Administrative Committees of the Board of Directors.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

           The Board held two meetings during 1997 and also acted by unanimous written consent. The Board currently has an Audit Committee, a Compensation Committee and the 1994 Stock Incentive Plan Administration Committee, but does not have a nominating committee. If the 1998 Plan is approved and adopted, the Board of Directors will serve as the administrative committee under the 1998 Plan. During 1997, the Audit Committee was comprised of Mr. Mattei and a former director, Dr. Rainer Bichlbauer. Following Dr. Bichlbauer's resignation from the Board in May 1997, a former director, Ronald W.Cantwell, was appointed to the Audit Committee. During 1997 the Compensation Committee and the 1994 Stock Incentive Plan Administrative Committee was comprised of Mr. Mattei and Mr. Cantwell. Mr. Cantwell resigned from the Board in May 1998. The Audit Committee, the Compensation Committee and the 1994 Stock Incentive Plan Administration Committee each held one meeting in 1997 and also acted by unanimous written consent. Each incumbent director who served on the Board during the full 1997 fiscal year attended over 75% of the aggregate number of meetings of the Board and of the committees on which and during the periods in which such director served.

           The Audit Committee has authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting-related matters. The Compensation Committee sets compensation policies applicable to executive officers and approves salaries, bonuses and other compensation matters for executive officers of the Company. The 1994 Stock Incentive Plan Administrative Committee administers the Plan. The Board as a whole administers the Company's 1993 Non-Qualified Stock Option Plan. The Board is to serve as the administrative committee for the 1998 Plan, if approved.

COMPENSATION OF DIRECTORS

           With the exception of Mr. Devine in his capacity as an officer of the Company, no cash compensation was paid to any director of the Company during the year ended December 31, 1997. In May 1997, in accordance with the terms of the Company's 1994 Stock Incentive Plan, Robert D. Mattei and former director Dr. Rainer G. Bichlbauer were each granted an option to acquire 7,500 shares of Common Stock at an exercise price of $10.50 per share, for their services as members of the Audit and Compensation Committees. In May 1998, Mr. Mattei and Mr. Cantwell were each granted an option to acquire 7,500 shares of Common Stock at an exercise price of $12.875 per share for their services as members of such committees. Because Mr. Clausi has served only for part of 1998, in May 1998 he was granted an option to acquire 625 shares of Common Stock at an exercise price of $12.875 per share for his services as a member of such committees. These options are exercisable for five-year terms and have exercise prices equal to the fair market value of such shares on the date of grant.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES PRESENTED.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

           The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1933, as amended) of (i) each director, (ii) each of the executive officers named in the summary compensation table, (iii) all executive officers and directors of the Company as a group and (iv) each person known to the Company to be a beneficial owner of more than 5% of the Company's outstanding Common Stock and/or A Preferred Stock (information regarding the A Preferred Stock is presented both on an as-converted basis and as a separate class of voting securities). The Convertible Series D Preferred Stock is not a class of voting securities. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


COMMON STOCK                                     SHARES                    PERCENT
                                              BENEFICIALLY                   OF
NAME OF BENEFICIAL OWNER                        OWNED (1)                  COMMON
-------------------------------------------------------------------------------------
Lancer Partners, L.P.                        1,788,505(2)                    15.60%

Trilon Dominion Partners, L.L.C.             1,100,000(3)                     9.60%

Paul L. Devine                                 770,416(4)                     6.50%

Robert D. Mattei                               221,982(5)                     1.94%

Timothy B. Owen                                187,500(6)                     1.61%

Dr. William Romig                              180,000(7)                     1.55%

Derrick W. Lyon                                100,000(7)                         *

Antony E. Kendall                               75,000(7)                         *

A. S. Clausi                                      625 (7)                         *

Directors and executive officers
  as a group (11 persons)                    1,793,274(8)                    14.14%

Total number of shares outstanding             11,454,370                   100.00%

           *                                                 Less than one percent.

(1) Unissued shares of Common Stock of each owner subject to currently exercisable options or other rights to acquire securities exercisable within 60 days of the date hereof are included in the totals listed and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. The effect of this calculation is to increase the stated total ownership percentage currently controlled. Information in the table is based solely upon information contained in current filings with the Securities and Exchange Commission, pursuant to sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of the mailing date of this Proxy Statement, and the records of the Company.

(2) Includes shares of Common Stock held by funds other than Lancer Partners, L.P., but which are commonly managed in a group that includes Lancer Partners, L.P. The address for Lancer Partners, L.P. is 375 Park Avenue, Suite 2006, New York, NY 10017.

(3) The address for Trilon Dominion Partners, L.L.C. is 245 Park Avenue, Suite 2820, New York, NY 10017.

(4) Includes 400,000 shares of Common Stock that may be acquired by exercising currently vested and exercisable options. The address for Mr. Devine is c/o the Company, 2 International Plaza, Suite 245, Philadelphia, PA 19113-1507.

(5) Includes 47,500 shares of Common Stock that may be acquired by exercising currently vested and exercisable options to acquire 47,500 shares of Common Stock and 10,000 shares of Common Stock owned by Mr. Mattei's wife, as to which he disclaims beneficial ownership.

(6) Includes 170,000 shares of Common Stock that may be acquired by exercising currently vested and exercisable options.

(7) Amount shown represents only shares of Common Stock that may be acquired by exercising currently vested and exercisable options.

(8) Includes 1,230,000 shares of Common Stock that may be acquired by exercising currently vested and exercisable options.


A PREFERRED STOCK                                 SHARES                   PERCENT
                                               BENEFICIALLY                   OF
NAME OF BENEFICIAL OWNER                          OWNED                  A PREFERRED
------------------------------------------------------------------------------------------
Dr Joe H. Cherry                                50,000(1)                     76.9%

J. Matthew Dalton                                5,000(2)                      7.7%

John Randolph                                    5,000(3)                      7.7%

Verne Scazzero                                   5,000(4)                      7.7%

Directors and executive officers
  as a group (11 persons)                            0                           0%

Total number of shares outstanding              65,000                      100.00%


(1)        The address for Joe H. Cherry is 320 Cardinal Heights, Dadeville, AL

(2)        The address for J. Matthew Dalton is 1232 W. George Street,
           Chicago, IL 60657

(3)        The address for John Randolph is 14 Elvaston Place,
           London SW7 5QF, England

(4)        The address for Verne Scazzero is 1414 South Prairie Av.,
           Chicago, IL 60605

                             EXECUTIVE COMPENSATION

           The following table sets forth the aggregate compensation (cash and non-cash, plan and non-plan) paid by the Company during 1997 for services rendered in all capacities to the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively "Named Executive Officers").


                                                                                               LONG-TERM COMPENSATION
                                                                                               ----------------------
                                                 ANNUAL COMPENSATION                       AWARDS                  PAYOUTS
                                       ---------------------------------------    ------------------------------------------------
                                                                                                                             ALL
                                                                                  RESTRICTED                                OTHER
                                                                      OTHER          STOCK         OPTIONS/       LTIPC    COMPEN-
    NAME AND                           SALARY         BONUS       COMPENSATION     AWARD(S)          SARS        PAYOUTS   SATION
PRINCIPAL POSITION            YEAR       ($)           ($)             ($)            ($)             (#)          ($)       ($)
----------------------------------------------------------------------------------------------------------------------------------
Paul L. Devine               1997      275,000      225,000                              0        100,000            0          0
   Chairman, President       1996      225,000      210,978               0              0        250,000            0          0
   and Chief Executive       1995       56,250      100,000      120,000(3)              0        100,000            0          0
   Officer

Derrick W. Lyon              1997            0            0      148,500(1)              0              0            0          0
   CEO--EPL                  1996            0            0      184,000(1)              0         50,000            0          0
   Technologies              1995            0            0       36,000(1)              0         50,000            0          0
   (Europe) Ltd

Antony E. Kendall            1997      125,470        8,200       13,089(2)              0         25,000            0          0
   Chief Executive           1996       47,839            0        2,470(2)              0         50,000            0          0
   EPL Flexible              1995            0            0               0              0              0            0          0
   Packaging Ltd

Timothy B. Owen              1997      105,000       40,000               0              0         50,000            0          0
   Treasurer and             1996       90,000            0               0              0         57,500            0          0
   Secretary                 1995       60,000            0       30,000(3)              0         62,500            0          0

William R. Romig             1997      105,750       14,075           1,634              0         75,000            0          0
   Vice President,           1996       94,089        5,000               0              0         87,500            0          0
   Research &                1995       85,000            0               0              0         17,500            0          0
   Development

        (1) includes payments made to DWL Associates Limited, an entity controlled by Mr. Lyon, for the provision of consulting and advisory services. Amounts assume an exchange rate in 1995/6 of pound sterling:$1.60 and pound sterling:$1.65 in 1997.

        (2)   assumes an exchange rate of pound sterling:$1.65.

        (3) represents monies paid to the executive officer or to an entity controlled by such officer as an independent contractor.

                        OPTION GRANTS IN LAST FISCAL YEAR

           The following table sets forth information concerning individual grants of stock options made by the Company during 1997 to each of the Named Executive Officers.


                                         INDIVIDUAL GRANTS
                            ------------------------------------------
                                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                 % OF                                               ASSUMED ANNUAL RATES OF
                              SHARES         TOTAL OPTIONS                                       STOCK PRICE APPRECIATION FOR
                            UNDERLYING        GRANTED TO                                            OPTION TERM(5 YEARS)(1)
                              OPTIONS        EMPLOYEES IN     EXERCISE         EXPIRATION     ----------------------------------

     NAME                     GRANTED         FISCAL YEAR      PRICE              DATE         0%             5%           10%
--------------------------------------------------------------------------------------------------------------------------------
     Paul L. Devine           100,000            19.2%          $14.00        11/14/2002          0       $386,794      $854,714
     Derrick W. Lyon                0               0                0               N/A        N/A            N/A           N/A
     Antony E. Kendall         25,000             4.8            14.00        11/14/2002          0         96,699       213,679
     Timothy B. Owen           50,000             9.6            14.00        11/14/2002          0        193,397       427,357
     William R. Romig          75,000            14.4            14.00        11/14/2002          0        290,096       641,036

(1) The dollar amounts under these columns are the result of calculations at 0%, 5% and 10% annual growth rates set by the Securities and Exchange Commission, compounded annually by the five year terms of the options and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. All such options were granted pursuant to the 1994 Plan.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION VALUES(1)

           The following table sets forth certain information concerning exercises of stock options during fiscal 1997 and the value of unexercised stock options at December 31, 1997 for Named Executive Officers.

                                                                                                            VALUE OF UNEXERCISED
                                                                               NUMBER OF SECURITIES             IN-THE-MONEY
                                                                          UNDERLYING UNEXERCISED OPTIONS         OPTIONS AT
                                                                               AT DECEMBER 31, 1997         DECEMBER 31, 1997(1)
                                 SHARES                                  --------------------------------------------------------
                                ACQUIRED             VALUE                                   UNEXER-                      UNEXER-
     NAME                      ON EXERCISE         REALIZED               EXERCISABLE        CISABLE      EXERCISABLE     CISABLE
---------------------------------------------------------------------------------------------------------------------------------
      Paul L. Devine            200,000(1)     $2,212,500(1)                   400,000           0         $1,462,500         0
      Derrick W. Lyon                 0                 0                      100,000           0            618,750         0
      Antony E. Kendall               0                 0                       75,000           0            109,375         0
      Timothy B. Owen             5,000(1)         60,625(1)                   170,000           0            669,375         0
      William R. Romig                0                 0                      180,000           0            468,751         0

           (1) None of the shares underlying the exercised options had been sold as at December 31, 1997.

           (2) The fair market value of the "in-the-money" options was calculated on the basis of the difference between the exercise price of the options held and the closing price of a share of common stock on the Nasdaq SmallCap Market, split-adjusted, on December 31, 1997, multiplied by the number of options held. At December 31, 1997, the split-adjusted closing price of a share of Common Stock on the Nasdaq Small Cap Market was $12.25.

EMPLOYMENT AND CONSULTING CONTRACTS

           Mr. Devine and the Company are parties to an employment agreement dated as of January 1, 1997 which provides that Mr. Devine is to serve as the Company's Chairman of the Board, President and Chief Executive Officer. The agreement provides for a rolling three year term. The Agreement provides for a base salary to be fixed by the Board which, as of January 1, 1997, was $275,000 per year. Pursuant to the agreement the Company will maintain life insurance on Mr. Devine's life with a face amount equal to at least $1,000,000, for which Mr. Devine may designate a beneficiary. Under the agreement Mr. Devine also will be entitled to receive a retirement benefit if he remains continuously employed (as defined) by the Company until age fifty. Generally, if Mr. Devine retires at age 65, the retirement benefit to be received annually will be equal to 50% of his average annual base salary and bonus during the final three years of his employment (less benefits from any other defined benefit pension plan of the Company). The percentage of Mr. Devine's average annual base salary and bonus will be reduced or increased by 6% for each year by which Mr. Devine retires and elects to have such retirement benefit commence earlier or later than his 65th birthday. The agreement further provides that Mr. Devine is entitled to participate in all benefit plans and arrangements of the Company and may also receive bonuses, if any, as determined by the Board of Directors. The agreement also provides certain disability and death benefits to Mr. Devine, as well as severance payments approximately equal to Mr. Devine's average salary and bonus for the previous three years, to continue for three years if Mr. Devine is terminated under certain conditions. Additionally, Mr. Devine is entitled to receive a payment of slightly less than three times his "base amount" (as defined in the Internal Revenue Code of 1986) in the event of a "change of control" of the Company (as defined in the agreement). This agreement also contains certain customary provisions regarding confidentiality and non-competition.

           Through its subsidiary, EPL Technologies (Europe) Ltd., the Company entered into a Consulting Agreement with DWL Associates Ltd., an entity controlled by Mr. Lyon, for the provision of consulting and advisory services. The agreement, which was signed as part of the acquisition by the Company of Bakery Packaging Services Limited ("BPS") (now known as EPL Flexible Packaging Limited) ("EPL Flexible") in September 1995, had an original term of two years, expiring September 14, 1997. Under its terms, however, the agreement continues in effect until terminated by either party serving six months notice. In March 1998, on behalf of DWL Associates Ltd., Mr. Lyon notified the Company of DWL Associates Ltd.'s intention to terminate the agreement six months thereafter. Annual fees of (pound)90,000 ($149,000 at an exchange rate of pound sterling $1.65) are payable under this agreement, plus the reimbursement of directly incurred expenses. In addition, under the terms of another agreement signed as part of the acquisition of BPS, the Company's ability to use in the US certain perforating technology is limited, until Mr. Lyon acquires a 49% interest in a Company entity to be established to exploit such technology, or rejects the offer of such an interest. For a discussion see "Certain Relationships and Related Transactions".

           The Company, through EPL Flexible, entered into an employment agreement with Mr. Kendall commencing on August 1, 1996, which provides that Mr. Kendall is to serve as Chief Executive of EPL Flexible. The agreement originally provided for an annual salary of (pound)70,000 ($115,000 at an exchange rate of pound sterling:$1.65), which salary is reviewable on January 1 annually and has been increased to (pound)83,000 ($137,000 at an exchange rate of pound sterling:$1.65) as of July 1, 1997, together with customary benefits, such as vacation, the provision of an automobile, healthcare coverage and contributions into a defined contribution pension scheme. A bonus is also payable upon the achievement of certain performance targets, as agreed on an annual basis. After the first twelve months, the contract may be terminated by either side upon six months' notice. The agreement also contains certain customary provisions regarding confidentiality and non-competition. The Company has recently amended the employment agreement with Mr. Kendall to provide that Mr. Kendall will receive a payment equal to twice his annual salary if a change of control (as defined) of the Company's UK packaging businesses occurs.

           The Company entered into an employment agreement with Dr. Romig effective September 1, 1994, which provided for a twelve month term, with annual renewal terms. This was replaced, effective January 1, 1998, by a new agreement, which runs for an initial term of two years, with annual renewal terms thereafter. Either party may terminate the contract upon six months' notice. The initial annual salary is $120,000, with a bonus of up to 25% of the salary based upon the achievement of agreed-upon objectives. In addition to the customary provisions on vacation and healthcare coverage, the agreement also provides that, in the event of a termination of employment by either party due to a change in control (as defined in the agreement), Dr. Romig would receive a total payment equal to twice his annual salary plus a bonus equal to his average bonus earned over the previous twelve months. The agreement also contains certain customary provisions regarding confidentiality and non-competition.

1994 STOCK INCENTIVE PLAN

           The Company's 1994 Stock Incentive Plan (the "1994 Plan") was adopted by the shareholders on July 21, 1994, and modified by the shareholders to increase the shares issuable thereunder and to make certain other changes on July 22, 1996, and again on July 21, 1997. The 1994 Plan expires on May 4, 1999 and no additional awards may be granted thereunder on or after such date. The 1994 Plan is intended as an additional incentive to certain employees, certain consultants or advisors and non-employee members of the Board of Directors to enter into or remain in the employ of the Company or to serve on the Board of Directors by providing them with an additional opportunity to increase their proprietary interest in the Company and to align their interests with those of the Company's shareholders generally through the receipt of options to purchase Common Stock and has been structured to comply with the applicable provisions of
Section 16(b) of the Securities Exchange Act of 1934, as amended, and Rule 16b-3 thereunder. The 1994 Plan provides for the grant of "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended, and stock options not qualifying as incentive stock options and the award of shares of Common Stock. The particular terms of each option grant or stock award are set forth in a separate agreement between the Company and the optionee or award recipient. The 1994 Plan is administered by the 1994 Stock Incentive Plan Administrative Committee appointed by the Board of Directors, which is currently comprised of Robert D. Mattei and A.S. Clausi. The committee has the discretion to determine the number of shares subject to each award, and other applicable terms and conditions, including a grant's vesting schedule. The term of an option may not be more than five years from the grant date. Options granted under the 1994 Plan generally terminate three months after an optionee ceases to be employed by the Company (twelve months in the case of death or disability).

1998 STOCK INCENTIVE PLAN

           The Board of Directors has adopted the 1998 Plan, subject to shareholder approval. The terms of the 1998 Plan are described below under "Proposal No 2 - Approval of the Company's 1998 Stock Incentive Plan." No options or other awards have been granted under the 1998 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The members of the Company's Compensation Committee during 1997 were Mr. Mattei, who served for the entire year, and Mr. Cantwell, who was elected to the committee in May 1997. Neither Mr. Mattei nor Mr. Cantwell were officers of the Company during such period. Except as disclosed under "Certain Relationships and Related Transactions," neither of the members of the Compensation Committee nor any of their affiliates entered into any transactions with the Company during 1997.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The Compensation Committee sets compensation policies applicable to executive officers and has the authority to approve salaries and bonuses and other compensation matters for the Company's executive officers. The Committee reviews the overall performance of the Company and its executive officers based on the Company's financial and operating performance. The Committee's compensation policy generally reflects the basic principles that compensation should reflect the financial performance of the Company and a portion of an executive officer's compensation should provide long-term incentives that will tie long-term rewards for the executive officers to increases in shareholder value. Company philosophy regarding base salary is to maintain it at a competitive level sufficient to recruit individuals possessing the skills necessary to achieve the Company's vision and mission over the long term. The Committee monitors salary levels for comparable executives. The Committee, in its discretion, may award bonuses to employees, based on Company performance and each employee's performance goals. The intent of a bonus is to motivate and reward performance of employees measured against specific goals and in light of the competitive compensation practices of comparable companies. The goals vary with each employee's responsibilities rather than being fixed by reference to overall measures of Company performance. Finally, stock options are viewed as a fundamental element in the total compensation program and, in keeping with the Company's basic philosophy, emphasize long term Company performance as measured by the creation and enhancement of shareholder value, fostering a community of interest between shareholders and employees. The specific determination of the number of options to be granted, however, is not based upon any specific criteria. Although options may be granted at any price, options generally have been granted at the fair market value of the underlying shares on the date of grant. The Committee also relies on recommendations of management regarding option grants. The compensation for the Company's Chief Executive Officer is based on the salary required by the terms of the Company's employment agreement for the Chief Executive Officer and, with respect to any discretionary bonus the Committee may award, among other factors, his ability to obtain necessary financing to fund the Company's operations, expand sales growth opportunities, integrate various operations and continue to guide the Company in its role in servicing the fresh-cut produce industry as the same may expand. In evaluating the performance of the Company's executive officers, including the Chief Executive Officer, the Committee noted that the Company's 1997 sales increased by 76% from $11,314,000 to $19,953,000 over 1996 results, total assets grew from $15,215,400 to $26,200,000, the acquisitions of California Microbiological Consulting, Inc. and Fabbri Artes Graficas Valencia S.A. ("Fabbri") were completed, the Company executed a ten-year exclusive trademark license agreement (subject to extension) and strategic alliance with

Potandon Produce LLC for the use of the Green Giant Fresh(R) brand on fresh-cut potato products for the foodservice industry, and the Company entered into a strategic alliance with Farmington Fresh to license its Apple Fresh(R) processing aids in connection with the production by Farmington Fresh of certain varieties of fresh-cut sliced apples. The satisfaction of certain performance criteria and qualitative criteria, consideration from time to time by the Committee, without any formulae or strict industry comparisons, including, management skills and leadership ability, are the bases upon which the committee evaluates compensation decisions for its executive officers, including the Chief Executive Officer.


QUALIFYING EXECUTIVE COMPENSATION FOR DEDUCTIBILITY UNDER APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE

           Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or for each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive or does not qualify as a "performance based" compensation arrangement. The Committee currently intends to consider taking such actions as may be appropriate to qualify compensation received by such executives upon exercise of options granted under the Company's stock option plans for deductibility under
Section 162(m), although it has not done so in the past. The Committee notes that base salary and bonus levels are currently expected to remain below the $1,000,000 limitation.

This report is furnished by the Compensation Committee of the Board of Directors

August 4, 1998

                     Robert D. Mattei
                     A. S. Clausi

                             STOCK PERFORMANCE GRAPH

           The following graph compares the percentage change in cumulative total stockholder return on the Common Stock since December 30, 1995 to December 31, 1997 (comparing the difference between the price of the Common Stock at the beginning and end of the measurement period)with the cumulative total return on the Nasdaq Composite (US) Index and the Nasdaq Industrial Index over the same period. The comparison assumes $100 was invested on December 30, 1995 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to December 31, 1997. The Company has not paid cash dividends on the Common Stock. Historic stock prices are not indicative of future stock price performance. (1)

[TOTAL RETURN TO STOCKHOLDER CHART]

Total Return Analysis              12/31/95                  12/31/96               12/31/97
---------------------------------------------------------------------------------------------------------
EPL Technologies, Inc.        $       100.00           $         156.45         $         158.06
---------------------------------------------------------------------------------------------------------
Nasdaq Industrial             $       100.00           $         115.56         $         127.69
---------------------------------------------------------------------------------------------------------
Nasdaq Composite (US)         $       100.00           $         122.99         $         150.93
---------------------------------------------------------------------------------------------------------
Source: Carl Thompson Associates www.ctaonline.com (303) 494-5472.  Data from Bloomberg Financial Markets


(1) Since May 1998, the Common Stock has traded on the Nasdaq Stock Market's National Market. Prior to this, from July 1996 to May 1998, the Common Stock traded on the Nasdaq Stock Market's Small Cap Market. From September 1995 to July 1996, the Common Stock traded on the National Association of Securities Dealers "bulletin board". Prior to September 1995, the Common Stock traded on the National Association of Securities Dealers "pink sheets."

           This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and is not to be deemed to be soliciting material.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           In 1997 Mr Devine and the Company entered into a new employment contract. For a discussion of the terms of such agreement, see "Employment and Consulting Contracts."

           Effective October 21, 1997, the Company completed a revolving line of credit agreement with Trilon Dominion Partners LLC ( "Trilon ") (the "Trilon Line"). In connection with obtaining the Trilon Line, Company paid Trilon a total transaction fee of $100,000. Under the Trilon Line, Trilon made available to the Company $2.1 million for working capital purposes. Amounts drawn were secured by, among other things, a blanket lien on the assets of the Company's wholly-owned U.S. subsidiaries and on the assets of the Company itself. Interest was at the "prime rate" (as published in the Wall Street Journal) plus 4% and payable quarterly in arrears. Part of the proceeds of the placement of the Series D Preferred Stock and the warrants issued in connection with the Series D Preferred Stock was used to repay the Trilon Line on November 12, 1997, whereupon the Trilon Line was cancelled. The Trilon Line therefore is no longer available for drawings. Mr. Cantwell, a former director of the Company, is the President of Trilon and President of VC Holdings, the sole managing member of Trilon.

           The Company had a revolving line of credit under an agreement originally obtained from Dominion Capital, Inc. ("Dominion"), a related party of Trilon, which was to have expired on March 21, 1998, bearing interest at prime plus 2.5%. In July 1995, Dominion transferred its interest in this line of credit to Trilon. On October 2, 1995, Trilon agreed to convert the outstanding principal amount of $4,050,000 under the line of credit into 1,012,500 shares of Common Stock and Warrants to purchase 50,000 shares of Common Stock for $8.00 per share. The Company also issued 81,306 shares of Common Stock in settlements of accrued interest under this facility of $310,164, and 23,250 shares of Common Stock in settlement of commitment fees.

           In May 1998, the Company completed an offering of 2,400,000 shares of Common Stock, which included 1,590,903 shares sold by Trilon. At the offering price of $10.00 per share, gross proceeds realized were $15,909,030, with net proceeds of approximately $13,940,000, after deducting underwriting commissions and Trilon's pro rata portion of the expenses incurred by the Company in connection with the offering.

           Through its subsidiary, EPL Technologies (Europe) Ltd., the Company entered into a Consulting Agreement with DWL Associates Ltd., an entity controlled by Mr. Lyon, for the provision of consulting and advisory services. The agreement, which was signed as part of the acquisition by the Company of BPS (now known as EPL Flexible Packaging Limited) ("EPL Flexible") in September 1995, had an original term of two years, expiring September 14, 1997. Under its terms, however, the agreement continues in effect until terminated by either party serving six months notice. In March 1998, on behalf of DWL Associates Ltd., Mr. Lyon notified the Company of DWL Associates Ltd.'s intention to terminate the agreement six months thereafter. Annual fees of (pound)90,000 ($149,000 at an exchange rate of pound sterling:$1.65) are payable under this agreement, plus the reimbursement of directly incurred expenses. In addition, under the terms of another agreement signed as part of the acquisition of BPS, the Company's ability to use in the U.S. certain slit perforating technology, certain other development stage perforating technology and gas perforating technology not previously assigned to BPS under arrangements between BPS, Mr Lyon and others in or about 1983 (collectively the "Prior Technology"), is limited until Mr Lyon, a principal former shareholder of BPS, owns or rejects the offer of 49% of the share capital (on terms and conditions yet to be finalized) of any Company subsidiary that the Company proposes will use the Prior Technology in activities in the U.S. (the "Proposed JV"). The Company and Mr Lyon expect to form the Proposed JV by the end of 1998. In the unlikely event that Mr Lyon rejects the offer of such equity, the Company will not be limited in its use of the Prior Technology. The Company believes the arrangement with Mr Lyon will not have a material adverse effect on the Company's business, financial condition or results of operations.


                          PROPOSAL NO. 2 - APPROVAL OF
                     THE COMPANY'S 1998 STOCK INCENTIVE PLAN

           On June 25, 1998, the Company's Board of Directors approved and recommended to shareholders the Company's 1998 Stock Incentive Plan (the "1998 Plan"), which provides for the granting of options for the cash purchase of an aggregate of 2,250,000 shares of Common Stock, subject to certain adjustments, for employees (including employees who are members of the Board) and consultants or advisors of the Company or any Affiliate (as defined). If the shareholders do not approve the 1998 Plan, the 1998 Plan will not be effective. For the reasons set forth below, the Board recommends approval of the 1998 Plan by shareholders.

           The purpose of the 1998 Plan is to provide such eligible persons with additional incentive to devote themselves to the future success of the Company or an Affiliate and to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

           The 1998 Plan is intended as an additional incentive to certain employees, certain consultants or advisors and non-employee members of the Board of Directors to enter into or remain in the employ of the Company or to serve on the Board of Directors by providing them with an additional opportunity to increase their proprietary interest in the Company and to align their interests with those of the Company's shareholders generally through the receipt of options to purchase Common Stock and has been structured to comply with the applicable provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended and Rule 16b-3 thereunder.

           The 1998 Plan is to be administered by the Board of Directors, unless another committee or committees is established by the Board to perform such functions, as permitted by the 1998 Plan (collectively the "Plan Committee"). Options granted under the 1998 Plan may be designated by the Plan Committee as "incentive stock options" ("ISO's") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, or may be designated by the Plan Committee as options not intended to be ISO's ("non-qualified stock options").

           Under the 1994 Plan no options can be issued on or after May 4, 1999. As the 1994 Plan will expire before the date of the next proposed Annual Meeting, the Board of Directors believes that, in light of the Company's recent growth and the increase in employees eligible to receive options, adoption of the 1998 Plan is appropriate. The Company has found that the use of options has enabled it to retain talented and experienced individuals at salary levels below that which might otherwise be required if options were not offered as part of the compensation package. Moreover, options provide more or less of an economic benefit to option holders depending on the market value of the Company's Common Stock, thereby constituting a particularly effective incentive to option holders to endeavor to improve the Company's performance. The Board of Directors believes that the number of shares issuable under the 1998 Plan will provide a sufficient number of shares for option grants over the next few years. Because grants of options under the 1998 Plan are within the discretion of the Plan Committee and as such grants have not been made, the benefits or amounts that any of the Chief Executive Officer, the other Named Executive Officers, directors and non-executive officers will receive under the 1998 Plan are not currently determinable.

           The material features of the 1998 Plan are as follows:

       1. Number of Shares. The aggregate maximum number of shares for which options to purchase shares of Common Stock may be granted under the 1998 Plan is 2,250,000 shares, subject to adjustment upon the occurrence of stock dividends, stock splits, recapitalization or certain other capital adjustments that cause an increase or decrease in the number of issued and outstanding shares of Common Stock. As of the Record Date, the aggregate market value of the 2,250,000 shares of Common Stock for which such options might be granted under the 1998 Plan was $16,312,500.

       2. Administration. The employees and certain consultants or advisors of the Company to whom options may be granted, the timing of grants for all eligible recipients and the option price for options granted to such eligible persons, including non-employee members of the Board of Directors, are as set forth in the 1998 Plan. Subject to the foregoing and other provisions of the 1998 Plan, the 1998 Plan is administered by the Board of Directors of the Company. The Board has the option to designate a committee composed of two or more Non-Employee Directors (as defined) to operate and administer the 1998 Plan in its stead or designate two committees to operate and administer the 1998 Plan in its stead: a Non-Employee Directors Committee to operate and administer the 1998 Plan with respect to the Company's Section 16 Officers (as defined), and another committee composed of two or more directors to operate and administer the Plan with respect to persons other than Section 16 Officers or directors. The Board has not established any such committees.

       3. Eligibility. Employees, consultants or advisors and directors of the Company and its Affiliates are eligible to receive options under the 1998 Plan. Non-Employee Directors also receive a defined amount of non-qualified stock options, with vesting, exercise price and other provisions as described in Paragraph 11 below. On the Record Date, the number of employees eligible to participate in the Plan was 277.

       4. Term of Plan. The Plan provides that no option may be granted under it after June 25, 2008.

       5. Term of Option. All options (other than those for Non-Employee Directors, as further described in Paragraph 11 below) terminate on the earliest of: (a) expiration of the option term specified in the document granting the option, which for an ISO shall not exceed (i) ten years from the date of grant (or such shorter period as the Plan Committee may select) or (ii) ten years from the date of grant if the optionee owns, directly or by attribution under the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of its Affiliates (as defined); (b) the expiration of three months (or such shorter period as the Plan Committee may select) from the date an optionee's employment terminates for any reason other than a "Change of Control", death or disability; (c) a finding by the Plan Committee that the optionee has breached his employment or service contract with the Company or has been engaged in any sort of disloyalty to the Company; (d) the expiration of one year from the date on which the optionee's employment terminates due to such optionee's disability or death; (e) the date set by the Plan Committee to be an accelerated expiration date in the event of the liquidation or dissolution of the Company or other "Change of Control"; and (f) the date set by the Plan Committee to be an accelerated expiration date in the event of a change in the financial accounting treatment for options from that in effect on the date the Plan was adopted adversely affects the Company, or may adversely affect the Company in the foreseeable future.

              Notwithstanding the foregoing, the Plan Committee may extend the period during which an option may be exercised to a date no later than the date of expiration of the term specified in the option document.

              In addition, the non-qualified stock options granted or to be granted to Non-Employee Directors and described in Paragraph 11 below have further limitations on their term, as described in Paragraph 11.

       6. Option Price. The option price per share may be equal to or greater than the fair market value of the Common Stock subject to the option on the date the option is granted, as the Plan Committee may determine; provided, however, that the option price per share for an ISO shall be 100% of the fair market value of the Common Stock on the date the option is granted, and provided, further, that if an ISO is granted to an optionee who then owns, directly or by attribution under the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (as defined), then the option price per share will be at least 110% of the fair market value of the Common Stock subject to the option on the date the option is granted. The 1998 Plan defines such fair market value, if the Common Stock is listed on a national securities exchange or included in the Nasdaq National Market, as the last reported sales price thereof on the relevant date or, if not so listed or included, as the mean between the closing "bid" and "asked" prices or the mean between the highest and lowest quoted selling prices of the Common Stock, as reported in customary financial reporting services, on the date the option is granted.

       7. Special Rules for Certain Shareholders. If an ISO is granted to an optionee who then owns, directly or by attribution under the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the term of the option will not exceed five years and the option price per share will be at least 110% of the fair market value of the Common Stock subject to the option on the date the option is granted. Such restrictions do not apply to non-qualified stock options granted to such an optionee, which are governed by the rules described in Paragraphs 5 and 6 above.

       8. Payment. An option holder may pay for shares covered by an option in cash or by certified check or by such other mode of payment as the Plan Committee may approve, including payment through a broker in accordance with certain federal laws, or payment in whole or in part of unencumbered shares of the Company's Common Stock, based on the fair market value of such Common Stock at the time of payment. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the option exercise price.

       9. Option Document;Transferability. All options will be evidenced by a written option document containing provisions consistent with the Plan. Options granted under the 1998 Plan may be transferred, by will or by the laws of descent and distribution and in other circumstances or pursuant to certain other laws.

       10. Provisions Relating to a "Change of Control". In the event of a "Change of Control", the Plan Committee may take whatever action with respect to outstanding options it deems necessary or desirable, including accelerating the expiration date of the options to a date no earlier than 30 days after notice of such acceleration is given to holders of options. In addition, in the event of a Change of Control, all options and other awards granted pursuant to the Plan will become immediately exercisable in full.

              A Change of Control will occur under the Plan upon requisite shareholder (or, if such approval is not required, Board of Directors) approval of a plan of liquidation or dissolution or the sale of substantially all of the assets of the Company. Subject to certain exceptions, a Change of Control will also occur upon requisite approval by the Company's and the other constituent corporation's stockholders (or, if such approval is not required, by the applicable boards of directors) of the merger or consolidation of the Company with or into such other constituent corporation. In addition, a Change of Control will occur if certain entities, persons or groups specified in the Plan (not including persons owning in excess of 20% of the outstanding Common Stock at the time of the adoption of the Plan by the Board of Directors and the shareholders) have become beneficial owners of our have obtained voting control over more than 50% of the Company's outstanding Common Stock, or on the first date upon which a majority of the Board of Directors consists of persons who have been members of the Board of Directors for less than 24 months, unless the nomination for election of each new director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

       11.    Special Provisions for Grant of Options to Non-Employee
Directors. In addition to other options that may be granted under the 1998 Plan to Non-Employee Directors, options will be granted to Non-Employee Directors and will become exercisable under the Plan in accordance with the following terms:

               A. Each Non-Employee Director will be granted, commencing on June 25, 1998 and on each June 25th thereafter on which such person remains a non-employee director, an option to purchase up to 7,500 shares of Common Stock on a pro rata basis.

               B. Each such option granted to a Non-Employee Director will be a non-qualified stock option, so that the optionee shall have the right to exercise the option with respect to 100% of the shares covered by such option on the date of grant. The option exercise price shall be equal to the fair market value of the underlying shares on the date the option is granted, as determined by the Plan Committee.

               C. Each such option granted to a Non-Employee Director will be exercisable until the first to occur of (i) expiration of five years from the date of grant; (ii) expiration of five years from the date the optionee's service with the Company or its Affiliates (as defined) terminates for any reason other than death or disability; (iii) expiration of five years from the date the optionee's service with the Company terminates by reason of death or disability; and (iv) the date of a "Change of Control."

               D. In no event shall (i) the exercise price of the option be less than the fair market value of the shares subject to the option on the date of grant; and (ii) payment of the exercise price for the option in whole or in part in shares of Common Stock held by the optionee for more than one year be restricted. The option document for such options may contain such other restrictions and terms as are permitted by and consistent with the Plan and as the Plan Committee shall determine.

       12. Amendments to the Option Document and the Plan. Subject to the provisions of the 1998 Plan, the Board of Directors may amend an option document, subject to the optionee's consent if the amendment is not favorable to the optionee. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining approval of a vote of a majority of the outstanding voting stock of the Company, within twelve months before or after adoption of the 1998 Plan or any amendment thereto, change the class of individuals eligible to receive an ISO, extend the expiration date of the Plan, decrease the minimum exercise price of an ISO granted under the 1998 Plan or increase the maximum number of shares as to which options may be granted. In addition, the provisions of the 1998 Plan that determine (i) which Non-Employee Directors shall be granted options under the provisions applicable to them and described in paragraph 11 above, (ii) the number of option shares subject to options so granted and (iii) the exercise price for such options.

       13. Tax Aspects of the Plan. The following discussion is intended to summarize briefly the general principles of Federal income tax law currently applicable to options granted under the 1998 Plan. A recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the option holder does not dispose of those shares within two years from the date the ISO was granted or within one year after the shares were transferred to such option holder. Currently, for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28% where the holding period is more than 12 months but less than 18 months, and at a maximum rate of 20% when the holding period is more than 18 months, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

           As a general rule, if the option holder disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

           The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently the alternative minimum tax rate is 28%. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

           A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in the shares subject to the option (which basis ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

           Whenever the Company proposes or is required to deliver or transfer shares in connection with the exercise of an option under the 1998 Plan, the Company has the right to require the option holder to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares or to take whatever action it deems necessary to protect its interests with respect to tax liabilities in connection with the issuance of such shares.

           The Board of Directors believes that the grant of stock options will provide significant incentives to directors and employees who contribute materially to the Company's future success.

           The votes of shares of Common Stock and A Preferred Stock present in person or by proxy or entitled to vote at the Annual Meeting, acting as a single class, in favor of the 1998 Plan must exceed the number of votes cast in opposition to the 1998 Plan to approve the 1998 Plan, assuming the presence of a quorum at the Annual Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT AND APPROVE THE 1998 PLAN.

                              INDEPENDENT AUDITORS

           Deloitte & Touche LLP, independent auditors, audited the financial statements of the Company for the fiscal year ended December 31, 1997. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board has selected Deloitte & Touche LLP as the independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 1998.


             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT 1934

           Section 16(a) of the Exchange Act 1934 requires that the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during 1997 its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act.


                   SHAREHOLDER PROPOSALS - 1999 ANNUAL MEETING

           Under Rule 14a-8 of the Exchange Act 1934, as amended ("Rule 14a-8"), proposals of shareholders intended to be presented at the annual meeting of shareholders in 1999 must be received by February 28, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that annual meeting. Alternatively, shareholders who submit a proposal for consideration by the Company outside of the processes established by Rule 14a-8 must do so by June 16, 1999 or face the possibility that management proxies may use their discretionary voting authority if and when any such proposal is raised at the 1999 Annual Meeting of Shareholders, without any discussion of the matter at the meeting. If the 1999 Annual Meeting date is more than 30 days away from the anniversary of the 1998 Annual Meeting date, the Company will disclose changes in the February 28 and June 16 deadlines above in its earliest possible report on Form 10-Q. Shareholder proposals should be directed to the Company's Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                                  OTHER MATTERS

           The Board knows of no matter, other than as referred to in this Proxy Statement, which will be presented at the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.

                          ANNUAL REPORT ON FORM 10-K/A

           THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE FINANCIAL STATEMENTS, EXHIBITS AND SCHEDULES THAT ARE ATTACHED TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE ATTENTION OF THE COMPANY'S SECRETARY AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT OR FAXED TO THE COMPANY AT (610) 521-5985.

                                             By order of the Board of Directors,




                                             Timothy B. Owen
                                             Secretary
August 4, 1998

                                      PROXY
                             EPL TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Paul L. Devine and Timothy B. Owen, each of them acting individually, as the attorney and proxy of the undersigned and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote in the name and stead of the undersigned as designated below, all the shares of EPL Technologies, Inc. held of record by the undersigned on JULY 24, 1998, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on AUGUST 24, 1998 (the "Meeting"), or any adjournment or postponement thereof, if personally present.

1 -   Election of Directors:
                                                                  Withhold
     Name                             Vote For               Authority to Vote
     ----                             --------            ----------------------
     Paul L. Devine
                                      --------                  -------
     Robert D. Mattei
                                      --------                  -------
     A. S. Clausi
                                      --------                  -------

2 -   Proposal to approve and adopt the Company's 1998 Stock Incentive Plan.

                    For                       Against                   Abstain
           -------                   -------                   -------

3 - Upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

           This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE THREE PERSONS NOMINATED BY THE BAORD OF DIRECTORS TO SERVE AS DIRECTORS OF THE COMPANY AS SET FORTH ABOVE AND "FOR" THE ADOPTION OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF EPL TECHNOLOGIES, INC. THE BOARD IS NOT CURRENTLY AWARE OF ANY MATTERS EXPECTED TO COME BEFORE THE MEETING OTHER THAN THE ELECTION OF DIRECTORS AND CONSIDERATION OF ADOPTION OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN.



----------------------------------            ----------------------------------
PRINT SHAREHOLDER NAME                        SIGNATURE OF SHAREHOLDER


----------------------------------            ----------------------------------
DATE                                          SIGNATURE OF SHAREHOLDER

           Please sign your name exactly as it appears on your stock certificate, date and return this proxy in the enclosed envelope. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If shareholder is a corporation, limited liability company or partnership, please have a duly authorized officer, manager, member or partner sign in full corporate, limited liability company or partnership name.

           Please return this proxy to EPL Technologies, Inc., 2 International Plaza, Suite 245, Philadelphia, PA, 19113-1507 prior to August 21, 1998 so that your votes may be counted at the Annual Meeting.

                             EPL TECHNOLOGIES, INC.
                            1998 STOCK INCENTIVE PLAN

         1. Purpose. EPL Technologies, Inc. (the "Company") hereby adopts the EPL Technologies, Inc. 1998 Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by all employees (including employees who are members of the Board of Directors) of the Company or any Affiliate (as defined below), and certain consultants or advisors to the Company or an Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $0.001 per Share (the "Common Stock") and through the transfer or issuance of Common Stock subject to conditions of forfeiture. In addition, the Plan is intended as an additional incentive to certain directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock.

         2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

                  (b) "Award" shall mean a transfer of Common Stock subject to conditions of forfeiture made pursuant to the terms of the Plan.

                  (c) "Award Agreement" shall mean the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

                  (d) "Awardee" shall mean a person to whom an Award has been granted pursuant to the Plan.

                  (e) "Board of Directors" means the Board of Directors of the Company.

                  (f) "Change of Control" shall have the meaning as set forth in
Section 10 of the Plan.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Committee" shall have the meaning set forth in Section 3 of the Plan.

                  (i) "Company" means EPL Technologies, Inc., a Colorado corporation.

                  (j) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

                  (k) "Eligible Director" means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

                  (l) "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

                  (m) "Grantee" shall mean an Awardee or an Optionee.

                  (n) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                  (o) "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is a "non-employee director" within the meaning of Rule 16b-3.

                  (p) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                  (q) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

                  (r) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                  (s) "Option Document" means the document described in Section 8 or Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

                  (t) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) or Subsection 9(a) of the Plan.

                  (u) "Restricted Stock" means Common Stock subject to conditions of forfeiture and transfer granted to any person pursuant to an Award under the Plan.

                  (v) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  (w) "Section 16 Officer" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

                  (x) "Shares" means the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

         3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company; provided, however, that the Board of Directors may designate a committee or committee(s) of the Board of Directors composed of two or more Non-Employee Directors to administer the Plan with respect to the Section 16 Officers, directors, and/or key employees. Alternatively, the Board of Directors may designate two committees to operate and administer the Plan in its stead, a committee composed of two or more Non-Employee Director's to operate and administer the Plan with respect to the Company's Section 16 Officers and the directors, and another committee composed of two or more directors (which may include directors who are not Non-Employee Directors) to operate and administer the Plan with respect to persons other than
Section 16 Officers or directors. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

                  (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held.
The Committee shall report all actions taken by it to the Board of Directors.

                  (b) Grants and Awards. Except with respect to Options granted to Eligible Directors pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options or Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the persons to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, (iii) determine the persons to whom, and the times at which, Awards of Restricted Stock shall be granted, the number of Shares awarded, and the purchase price per Share, if any, (iv) determine that Options and Awards granted to Eligible Directors other than pursuant to Section 9 shall be granted only upon unanimous vote of the Committee or of directors not receiving any such Options or Awards; and (v) approve the form and terms and conditions of the Option Documents and Award Agreements; all subject, however, to the express provisions of the Plan. Notwithstanding the foregoing, no person may be granted Options to acquire more than One Hundred Thousand (100,000) Shares in any calendar year, subject to adjustment as provided in Section 11 of the Plan. In making such determinations, the Committee may take into account the nature of the Grantee's services and responsibilities, the Grantee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

                  (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company, or an Affiliate, or the Company's stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under applicable law, and (iv) any transaction from which the member derived an improper personal benefit.

                  (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further action on his part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options and Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

         4. Options and Awards under the Plan. Options under the Plan may be in the form of a Non-qualified Stock Option or an ISO, at the discretion of the Committee. Awards under the Plan shall be in the form of Restricted Stock.

         5. Eligibility. All employees, consultants and advisors, and members of the Board of Directors shall be eligible to receive Options and Awards hereunder. Eligible Directors may receive Options and Awards in addition to the Options to be granted pursuant to Section 9.

         6. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is Two Million Two Hundred and Fifty Thousand (2,250,000) Shares, subject to adjustment as provided in Section 11 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if Shares granted pursuant to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

         7. Term of the Plan. The Plan is effective as of June 25, 1998 , the date on which it was adopted by the Board of Directors, subject to the approval of the Plan on or before June 25, 1999 by a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting, by the unanimous consent in writing of the shareholders or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No Option or Award may be granted under the Plan after June 25, 2008.

         8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. To the extent any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to Eligible Directors, except as otherwise provided in Subsection 9(c).

                  (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

                  (b) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be equal to or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the Nasdaq Stock Market's National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

                  (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available,
(C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

                  (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares of Common Stock in excess of the number of shares of Common Stock required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares of Common Stock. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                  (e)      Termination of Options.

                      (i) No Option shall be exercisable after the first to occur of the following:

                           (A) Expiration of the Option term specified in the
Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under
Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                           (B) Except to the extent otherwise provided in an
Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                           (C) The date, if any, set by the Board of Directors
as an accelerated expiration date in the event of the liquidation or dissolution of the Company; or

                           (D) The occurrence of such other event or events as
may be set forth in the Option Document as causing an accelerated expiration of the Option.

                           (E) The date, if any, set by the Committee as an
accelerated expiration date in the event of a change in the required financial accounting treatment for stock options from that in effect on June 25, 1998 that adversely affects or may adversely affect the Company in the foreseeable future.

                  (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                  (iii) Notwithstanding anything to the contrary contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

         (f) Transfers. No Non-qualified Stock Option or Award granted under the Plan may be transferred, except, in the case of an Award, if all conditions of forfeiture or restrictions or transfer on the Award or the underlying Restricted Stock have lapsed and in the case of Options, such Option is a Non-qualified Stock Option, and in all cases, such transfer is to a "Permitted Transferee." For purposes of this Plan, "Permitted Transferee" means any of the following:
(i) a person that receives the Award or Non-qualified Stock Option by will or by the laws of descent and distribution, (ii) a person that receives the Award or Non-qualified Stock Option pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended and (iii) a person that receives the Award or Non-qualified Stock Option after the Committee, in the manner established by the Committee, has issued or amended an Award or Non-qualified Stock Option the terms of which permit all or a portion of the Award or Non-qualified Stock Option to be irrevocably transferred by the Awardee or Optionee by bona fide gift, with no consideration for the transfer, to any of the Awardee or Optionee's parents, spouse, children or any other person who is a beneficiary under any insurance policy for which the premiums are paid by the Company, or a trust for the benefit of any of the foregoing, and the Awardee or Optionee has made such transfer, so notified the Company, identified the Award and/or the Non-qualified

Stock Option transferred, the identity of the transferee and the category of Permitted Transferee in which the transferee belongs.

         Such transferred Award or Non-qualified Stock Option, once transferred, may not again be transferred except by will or by the laws of descent and distribution and will remain subject to the same terms and conditions of the Award Agreement or Option Document in effect immediately before the transfer and any such transferred Non-qualified Stock Option may be exercised only by such transferee during the transferee's lifetime (if the transferee is not a trust). No ISO granted under the Plan shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the Optionee, only by the Optionee, until and unless applicable law governing ISO's is amended to permit such transfers of ISO's and the Committee amends the terms of the Option document thereafter to permit such transfers.

                  (g) Limitation on ISO Grants. To the extent that the aggregate fair market value of stock with respect to which ISOs issued under the Plan and incentive stock options issued under any other incentive stock option plan of the Company or its Affiliates are exercisable for the first time by any individual during any calendar year exceeds $100,000, such ISOs shall be treated as Non-qualified Stock Options issued under the Plan. For purposes of this subsection 8(g), the fair market value of stock shall be determined as of the date of grant of the ISO or other incentive stock option.

                  (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                  (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(E) or Section 10 of the Plan, as applicable.

          9. Special Provisions Relating to Grants of Options to Eligible Directors. Options granted pursuant to the Plan to Eligible Directors shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Timing of Grants; Number of Shares Subject to Options; Exercisability of Options; Option Price. Each Eligible Director shall be granted annually, commencing on June 25, 1999 and on each June 25th thereafter ("Grant Date"), an Option to purchase seven thousand five hundred (7,500) Shares. The initial Option grant under this Section 9 to each person who becomes an Eligible Director after June 25, 1999, shall be for the purchase of a number of Shares equal to seven thousand (7,500) times the "Allocation Fraction" (which cannot exceed one). The numerator of the Allocation Fraction shall be equal to the number of months (a partial month of service shall equal a full month of service) in the period which commences on the date a person's service as a member of the Board of Directors commenced and ends on the immediately following Grant Date, and the denominator shall be twelve (12). Each such Option shall be a Non-qualified Stock Option, immediately exercisable on the date of grant. The Option Price shall be equal to the Fair Market Value of the Shares on the date the Option is granted.

                  (b) Termination of Options Granted Pursuant to Section 9. All Options granted pursuant to this Section 9 shall be exercisable until the first to occur of the following:

                                    (i) Expiration of ten (10) years from the
date of grant;

                                    (ii) Expiration of five (5) years from the
date the Optionee's service as a director terminates for any reason other than Disability or death;

                                    (iii) Expiration of ten (10) years from the
date of Disability or death; or

                                    (iv) The date of a Change of Control.

                  (c) Applicability of Provisions of Section 8 to Options Granted Pursuant to Section 9. The following provisions of Section 8 shall be applicable to Options granted pursuant to this Section 9: Subsection 8(a)(provided that all Options granted pursuant to this Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in shares of Company Common Stock); Subsection 8(f); and Subsection 8(h).

         10. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options and Awards outstanding (other than Options granted pursuant to Section 9), including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change of Control, all Options granted pursuant to the Plan and held by Optionees at the time of a Change of Control shall become immediately exercisable in full and the restrictions applicable to Restricted Stock awarded to Awardees shall immediately lapse and the Restricted Stock held by the Company shall be delivered to the Grantees. Any amendment to this Section 10 which diminishes the rights of Optionees, other than the acceleration of the expiration or termination date to a date no earlier than thirty (30) days after notice of such acceleration, shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

                  A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty percent (20%) of the outstanding Shares of the Company's Common Stock, or
(v) the first day after the date this Plan is effective when directors are elected such that a majority of the members of the Board of Directors shall have been members of the Board of Directors for less than one (1) year, unless the nomination for election of each new director who was not a director at the beginning of such one (1) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.


         11.      Adjustments on Changes in Capitalization.

                  (a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of such corporate event, if the Options held by such Optionee have not previously terminated, be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by his or her Option.

                  (b) Any adjustment under this Section 11 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

                  (c) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

         12. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. The Committee may, in its sole discretion, shorten or waive any term or condition with respect to all or any portion of any Award. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to Restricted Stock upon the death or Disability of the Awardee or upon a Change of Control.

                  (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

                  (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Awardee shall be required to make payment on or before the date specified in the Award Agreement. An Awardee shall pay for such Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

                  (c) Date of Transfer. In the case of an Award which provides for a transfer of Shares without any payment by the Grantee, the transfer shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the transfer shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares transferred pursuant to an Award shall be issued in the sole name of the Grantee and held in custody by the Company until all restrictions applicable thereto have lapsed. Notwithstanding the foregoing, as a precondition to a transfer, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 8.

                  (d) Forfeiture Conditions. The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. Alternatively, the Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company's Treasurer, together with an undated stock power executed by the Awardee until such time as each and every forfeiture condition has lapsed and that the Grantee be required, as a condition of the transfer, to deliver to such escrow agent stock powers covering the transferred Shares duly endorsed by the Awardee. Stock certificates evidencing Shares subject to forfeiture shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the Shares may not be sold or otherwise transferred.

                  (e) Lapse of Conditions. Upon termination or lapse of each and every forfeiture condition, the Company shall cause certificates without the legend referring to the possibility of forfeiture and other rights of the Company (and with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Awardee upon the Awardee's surrender of the legended certificates held by the Awardee to the Company.

                  (f) Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of Subsection 12(c), the Awardee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

                  (g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee as provided for in the Plan, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law or pursuant to any shareholders agreement then in effect, to the Awardee or the beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Awardee or the Awardee's beneficiary or estate, as the case may be. The Award may provide for the lapse of restrictions on transfer and forfeiture conditions in installments.

                  (h) Section 83(b) Elections. An Awardee who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to restrictions and/or forfeiture shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

                  (i) Forfeiture. Upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Awardee, that the Awardee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate, Awardee shall automatically forfeit all Restricted Stock for which (i) the Company has not yet delivered the Share certificates to the Awardee; (ii) the Restricted Period has not expired or (iii) any restrictions applicable to the Restricted Stock have not lapsed. Notwithstanding anything herein to the contrary, the Company may withhold delivery of Restricted Stock certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

                  (j) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Awards issued to an Awardee, subject to the Awardee's consent if such amendment is not favorable to the Awardee, except that the consent of the Awardee shall not be required for any amendment made pursuant to Section 10 of the Plan.

         13. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of shares as to which Options may be granted without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, by the unanimous consent in writing of the shareholders, or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Grantee.

         14. No Commitment to Retain. The grant of an Option or Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

         15. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

         16. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.